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                                 Exhibit 99

FOR IMMEDIATE RELEASE                          Fairchild Contact: Fran Harrison
November 26, 1997                                      Corporate Communications
                                                        Fairchild Semiconductor
                                                                 (207) 775-8576
                                         email: fran.harrison@fairchildsemi.com

                                                     BBL Contact: Frank Mainero
                                                             Executive Director
                                                                BBL Advertising
                                                                 (978) 263-2255
                                                         email: frank@bblad.com

Press Release


                      FAIRCHILD SEMICONDUCTOR ANNOUNCES
                        AGREEMENT TO PURCHASE RAYTHEON
                        ELECTRONICS SEMICONDUCTOR

    The acquisition will provide Fairchild entry into the analog and mixed signal technologies businesses


South Portland, ME - Fairchild Semiconductor Corporation today announced it has signed an agreement to acquire Raytheon Electronics Semiconductor, a division of the Raytheon Company, for approximately $120 million in cash.

The purchase will provide Fairchild entry into the analog and mixed signal technologies markets to complement Fairchild's product portfolio of high performance multi-market semiconductors in logic, non-volatile memory, and discrete power and signal technologies.

"The purchase of Raytheon Semiconductor gives Fairchild the nucleus upon which to build a strong analog and mixed signal technologies business," says Kirk Pond, president and CEO of Fairchild. "This addition provides a key piece in Fairchild's strategy to be the premier multi-market supplier of high performance semiconductor products to the world. As with our other businesses, we will aggressively invest in research and development efforts.


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FAIRCHILD SEMICONDUCTOR ANNOUNCES AGREEMENT
TO PURCHASE RAYTHEON ELECTRONICS SEMICONDUCTOR
    Page 2


"Many of our customers have requested that we add analog products to our portfolio. I am pleased that we can take this first step only eight months after becoming an independent company, " he adds. "Our 50,000 customers worldwide have embraced the concept of a semiconductor company focused solely on high performance standard semiconductor products.

"The acquisition of Raytheon Semiconductor is a clear affirmation of our strategy to grow through consolidation and acquisition," Pond says. "This purchase clearly establishes Fairchild's role as the consolidator of multi-market semiconductor businesses."

The transaction is expected to be completed by December 31, 1997, subject to governmental approval.

Raytheon Semiconductor designs, manufactures and markets high performance analog and mixed signal integrated circuits for the personal computer, communications, broadcast video and industrial markets. Raytheon Semiconductor enjoys a strong, growing position in selected segments of the rapidly expanding PC, digital video, and set-top box markets. It is one of the top three suppliers of critical DC-to-DC converters for PCs and is the leading provider of video processing ICs for the growing broadcast video market. It is also the largest supplier of ground-fault interrupters (GFI) in the North American market. The company employs approximately 420 in Mountain View and San Diego, California.

Fairchild Semiconductor Corporation is the leading supplier of high performance standard logic, non-volatile memory and discrete power and signal technologies semiconductors for the personal systems, telecommunications, consumer, industrial and automotive markets. Fairchild maintains its worldwide headquarters in South Portland, Maine, with additional design and manufacturing facilities in West Jordan, Utah and Santa Clara, California and assembly/test facilities in Penang, Malaysia and Cebu, Philippines.
Fairchild Semiconductor employs approximately 6,500 worldwide.



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